Exhibit 99.1

P  R  E  S  S     R  E  L  E  A  S  E

FOR IMMEDIATE RELEASE	CONTACT: Earl J. Blackwell
281/272-4507
USL #02-07

U S LIQUIDS INC. SELECTS DELOITTE & TOUCHE LLP AS ITS INDEPENDENT ACCOUNTANTS

                HOUSTON (June 10, 2002) — U S Liquids Inc. (AMEX: USL) today announced that the Company’s Board of Directors, upon recommendation of its Audit Committee, has appointed Deloitte & Touche LLP as its independent public accountants, replacing Arthur Andersen LLP.

                “We have been pleased with Arthur Andersen’s high level of service to our company,” said Earl J. Blackwell, Chief Financial Officer of U S Liquids.  “However, in light of the current situation with Arthur Andersen, we felt it prudent to solicit and consider proposals from other auditing firms.  After careful consideration of those proposals, we have determined that it is in the best interests of our company and its shareholders to engage Deloitte & Touche as U S Liquids’ independent public accountants.”

                U S Liquids Inc., based in Houston, Texas, is a leading provider of services in North America for the collection, processing, recovery and disposal of liquid waste.

                This release includes forward-looking statements.  These forward-looking statements and the Company’s business and prospects are subject to risks and uncertainties any of which could cause actual results to differ materially from expected results.  These risks and uncertainties are described in more detail in the Company’s Form 10-K for the year ended December 31, 2001 and in the Company’s subsequent SEC filings.

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